EXHIBIT 99.3

SWISHER HYGIENE INC. AND
SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

December 31, 2010

SWISHER HYGIENE INC. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2010	4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010	5

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	6

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 13, 2011, Swisher Hygiene Inc. (“Swisher” or the “Company”) entered into an agreement and plan of merger (the “Agreement”) by and among Swisher, Swsh Merger Sub, Inc., Choice Environmental Services, Inc., a Florida corporation (“Choice”), and other parties set forth in the Agreement. The Agreement provided for the acquisition of Choice by Swisher by way of merger. On March 1, 2011, the parties completed the transaction and Choice became a wholly-owned subsidiary of Swisher.

In connection with this transaction, Swisher issued 8,281,923 shares of its common stock to the former shareholders of Choice and assumed approximately $40.9 million in debt, and paid down $39.2 million of this debt with proceeds from the February 11, 2011 Subscription Receipts Offering (the “Offering”).

Under the terms of the Offering, on February 11, 2011 Swisher issued 12,262,500 subscription receipts at a price of $4.80 per subscription receipt, for aggregate gross proceeds of $58,859,594. Each subscription receipt entitled the holder to acquire one share of the common stock of Swisher, without payment of any additional consideration, upon completion of the Company’s acquisition of Choice. On March 1, 2011 and after the completion of the merger, the Company issued 12,262,500 shares of its common stock in exchange for the outstanding subscription receipts.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Swisher and Choice after giving effect to (i) the Company’s acquisition of Choice on March 1, 2011 as well as (ii) the issuance of common stock under the terms of the Offering and the assumptions, reclassifications, and adjustments described in the notes to unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements have been compiled from and include:

(a)	An unaudited pro forma condensed combined balance sheet combining the audited consolidated balance sheet of Swisher and the unaudited consolidated balance sheet of Choice as of December 31, 2010, included in the supplemental schedules in the unaudited consolidated financial statements of Choice in Exhibit 99.2, giving effect to the Choice acquisition as if it occurred on December 31, 2010.

(b)	An unaudited pro forma condensed combined statement of operations combining the audited consolidated statement of operations of Swisher for the year ended December 31, 2010 with the audited statement of operations of Choice for the year ended September 30, 2010 (which is the fiscal year end of Choice), included in the supplemental schedules in the audited consolidated financial statements of Choice in Exhibit 99.1, giving effect to the Choice acquisition as if it had occurred on January 1, 2010. We believe any difference resulting from the differing period end dates is immaterial to the pro forma condensed combined financial statements.

The historical consolidated financial statements of Choice included in Exhibit 99.1 and Exhibit 99.2, include Choice Realty Holdings, LLC (“Choice Realty”), a related party through common ownership, which is required to be consolidated since Choice supports Choice Realty, who does not have sufficient financial resources to support its own activities. The Company did not purchase the assets of Choice Realty in the acquisition of Choice; and, therefore, we have not included Choice Realty in the historical amounts of Choice for the following unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of Choice. These preliminary amounts could change as additional information becomes available. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Company had operated Choice, or if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes to consolidated financial statements of the Company, the historical audited consolidated financial statements and notes to consolidated financial statements of Choice, and the historical unaudited consolidated financial statements and notes to consolidated financial statements of Choice, which financial statements are included in this report.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2010
(expressed in thousands)

	Historical
	Swisher	Choice					Condensed
	Hygiene	Environmental	Pro Forma		Pro Forma		Combined
	Inc.	Services, Inc.	Adjustments	Notes	Adjustments	Notes	Pro Forma

Current assets	ASSETS
Cash, cash equivalents, and restricted cash	$44,125	$424	$58,860	a	$(47,832)	b	$55,577
Accounts receivable, net	7,068	6,141	—		—		13,209
Inventory	2,968	248	—		—		3,216
Deferred income taxes and other assets	895	1,108	—		(181)	c	1,822

Total current assets	55,056	7,921	58,860		(48,013)		73,824

Property and equipment, net	11,324	25,787	—		3,956	d	41,067

Other assets			—
Goodwill	29,660	13,958	—		35,902	e	79,520
Other intangible assets, net	7,669	3,251	—		27,469	e	38,389
Other noncurrent assets	2,525	2,217	—		(1,491)	f	3,251

Total other assets	39,854	19,426	—		61,880		121,160

	$106,234	$53,134	$58,860		$17,823		$236,051

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$9,335	$4,955	$—		$—		$14,290
Short term obligations	15,379	9,682	—		(8,660)	b, f	16,401

Total current liabilities	24,714	14,637	—		(8,660)		30,691

Long term obligations	31,029	32,398	—		(27,804)	b, f	35,623
Deferred income tax liabilities	1,700	1,066	—		10,539	c	13,305
Other long term liabilities	2,763	—	—		—		2,763

Total noncurrent liabilities	35,492	33,464	—		(17,265)		51,691

Commitments and contingencies	—	—	—		—		—
Equity	46,028	5,033	58,860	a	43,748	h	153,669

	$106,234	$53,134	$58,860		$17,823		$236,051

See notes to unaudited pro forma condensed combined financial statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(expressed in thousands, except share and per share data)

	Historical Year Ended
	December 31,	September 30,
	2010	2010
	Swisher	Choice
	Hygiene	Environmental	Pro Forma		Pro Forma
	Inc.	Services, Inc.	Adjustments	Notes	Combined

Revenue
Product	$37,690	$4,998	$—		$42,688
Services	17,737	39,896	—		57,633
Franchise and other	8,225	—	—		8,225

Total revenue	63,652	44,894	—		108,546
Costs and Expenses
Cost of sales	23,597	14,576	—		38,173
Route expenses	13,931	14,429	—		28,360
Selling, general and administrative	31,258	8,112	(534)	d	38,836
Merger expenses	5,122	—	—		5,122
Depreciation and amortization	4,857	3,671	4,634	h	13,162

Total costs and expenses	78,765	40,788	4,100		123,653

(Loss) Income from Operations	(15,113)	4,106	(4,100)		(15,107)

Other Income (Expense), net	(757)	(3,164)	1,466	i	(2,455)

Net (Loss) Income Before Income Tax	(15,870)	942	(2,634)		(17,562)

Income Tax Expense (Benefit)	1,700	577	(577)	c	1,700

Net (Loss) Income	$(17,570)	$365	$(2,057)		$(19,262)

Loss per Share Basic and diluted	$(0.26)				$(0.22)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	66,956,371				87,500,794

See notes to unaudited pro forma condensed combined financial statements

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(expressed in thousands, except share and per share amounts)

1.	Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Swisher and Choice after giving effect to (i) the Company’s acquisition of Choice on March 1, 2011 as well as (ii) the issuance of common stock under the terms of the Offering and the assumptions, reclassifications, and adjustments described in the notes to unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements have been compiled from and include:

(a)	An unaudited pro forma condensed combined balance sheet combining the audited consolidated balance sheet of Swisher and the unaudited consolidated balance sheet of Choice as of December 31, 2010, included in the supplemental schedules in the unaudited consolidated financial statements of Choice in Exhibit 99.2, giving effect to the Choice acquisition as if it occurred on December 31, 2010.

(b)	An unaudited pro forma condensed combined statement of operations combining the audited consolidated statement of operations of Swisher for the year ended December 31, 2010 with the audited statement of operations of Choice for the year ended September 30, 2010 (which is the fiscal year end of Choice), included in the supplemental schedules in the audited consolidated financial statements of Choice in Exhibit 99.1, giving effect to the Choice acquisition as if it had occurred on January 1, 2010. We believe any difference resulting from the differing period end dates is immaterial to the pro forma condensed combined financial statements.

The historical consolidated financial statements of Choice include Choice Realty Holdings, LLC (Choice Realty), a related party through common ownership, which is required to be consolidated since Choice supports Choice Realty, who does not have sufficient financial resources to support its own activities. The Company did not purchase the assets of Choice Realty in the acquisition of Choice; and, therefore, we have not included Choice Realty in the historical amounts of Choice for the following unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of Choice. These preliminary amounts could change as additional information becomes available. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Company had operated Choice, or if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes to consolidated financial statements of the Company contained in its 2010 Annual Report on Form 10-K for the year ended December 31, 2010, filed with Securities and Exchange Commission on March 31, 2011; the historical audited consolidated financial statements and notes to consolidated financial statements of Choice, which are included as Exhibit 99.1 to this

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
(expressed in thousands, except share and per share amounts)

Current Report on Form 8-K/A; and the historical unaudited consolidated financial statements and notes to consolidated financial statements of Choice, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

2.	Preliminary Estimated Purchase Price Allocation

The following table represents the preliminary estimated purchase price allocation as of March 1, 2011 (in thousands):

Consideration:
Issuance of shares at stock price of $5.89	$48,781
Debt assumed	42,798
Cash paid	5,700

Total purchase price	$97,279

The debt assumed includes a prepayment penalty of $1,854 as a result of the Company paying down $39,216 of the assumed debt as part of the acquisition of Choice as of March 1, 2011.

The preliminary allocation of the purchase price is based on the best information available to management at the time that these unaudited pro forma condensed combined financial statements were filed. This allocation is provisional, as the Company is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of March 1, 2011 that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company may adjust the preliminary purchase price allocation after obtaining addition information regarding asset valuation, liabilities assumed and revisions of previous estimates. The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities of Choice as of March 1, 2011 as follows (in thousands):

Net tangible assets acquired:
Cash and cash equivalents	$341
Receivables, net	6,096
Inventory	151
Property and equipment	29,743
Franchise agreements	27,840
Non compete agreements	2,880
Other assets	1,536
Accounts payable and expenses	(6,221)
Capital leases	(3,995)
Deferred income tax liabilities	(11,605)

46,766
Goodwill	50,513

Total purchase price	97,279
Less: Debt assumed	40,944
Less: Issuance of shares	48,781

Cash paid (including prepayment penalty)	$7,554

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
(expressed in thousands, except share and per share amounts)

Employment agreements were entered into with four individuals as part of the acquisition of Choice. These employment agreements provided a salary, bonus, stock option and restricted stock awards, and included a covenant to not compete for a 2.5 year period. The bonus available is equal to 50% of the employee’s salary and is contingent on the performance of Choice for the calendar year 2010. The salary, stock awards, and bonus will all be recorded as compensation over the periods in which it is earned and we have not made any adjustments for these items in the unaudited pro forma condensed combined financial statements.

3.	Pro forma adjustments (a, b, c, d, e, f, g, h, and i as referenced in the unaudited pro forma condensed combined financial statements)

The adjustments included in the unaudited pro forma condensed combined financial statements are those that are considered to be directly attributable to the acquisition of Choice and the issuance of common stock under the terms of the Offering and that provide information as to how the condensed combined historical financial statements may have been affected had those events occurred as of December 31, 2010, and at the beginning of the year ended December 31, 2010, respectively. These adjustments are as follows:

(a)	Proceeds from the Offering and issuance of Swisher common stock (in thousands, except per share data)

In connection with the announced acquisition of Choice, on February 11, 2011, we issued 12,262,500 subscription receipts at a price of $4.80 for aggregate gross proceeds of $58,860. Each subscription receipt entitled the holder to acquire one share of the Company’s common stock upon completion of the Company’s acquisition of Choice. After completion of the acquisition of Choice on March 1, 2011, the Company issued 12,262,500 shares of its common stock in exchange for the outstanding subscription receipts. The adjustment does not include a reduction in the actual cash received by the Company for fees of approximately $3,178.

(b)	Cash (in thousands)

In connection with the consummation of the acquisition of Choice, on March 1, 2011 we paid $5,700 of cash to certain shareholders of Choice who received warrants to purchase 918,076 additional shares of the Company’s common stock at an exercise price of $6.21. Additionally, the pro forma adjustments reflect the pay off of $40,278 of the Choice debt present at December 31, 2010 and an additional $1,854 prepayment penalty. See pro forma adjustment (f).

(c)	Deferred taxes

We made the following adjustments to deferred taxes as a result of the acquisition of Choice (in thousands):

Net
increase
(decrease)

Deferred tax assets	$(181)
Deferred tax liabilities	10,539

$10,358

Deferred taxes are primary due to temporary differences related to intangibles and property and equipment and have been calculated based on a statutory rate. In addition, we made an adjustment for $577

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
(expressed in thousands, except share and per share amounts)

for income tax expense as the Choice 2010 taxable income would have been able to be offset against the combined companies net operating losses if Swisher had operated Choice during 2010.

(d)	Property and equipment

Upon completion of the acquisition of Choice, the Company estimated the fair value of property and equipment acquired and property leased under capital leases. We made the following adjustments between the historical net value and the estimated fair value of the property and equipment, including capital leased property, acquired at December 31, 2010 as well as changes to depreciation expense for the year ended December 31, 2010 (in thousands):

	Historical	Estimated
	cost, net	fair value

Machinery and equipment	$6,368	$6,224
Vehicles	18,690	19,748
Capital leases	—	3,049
Leasehold improvements	659	659
Office equipment	70	70

	$25,787	$29,743

Increase in depreciation expense. See pro forma adjustment(h)		$384

See pro forma adjustment (f) for capital lease obligations related to the leased property that were executed in connection with the Choice acquisition with shareholders of Choice. We also made an adjustment of $534 for rent expense related to the capital leases.

(e)	Goodwill and other intangibles(in thousands)

Goodwill

We recorded a pro forma adjustment related to goodwill of $35,902 as a result of the purchase price allocation of the acquired assets and liabilities of Choice assuming the transaction occurred on December 31, 2010. This adjustment also includes the removal of the historical Choice goodwill as of December 31, 2010 of $13,958.

Other intangibles

We recorded a pro forma adjustment related to other intangibles of $27,469 to record the fair value of the following identifiable other intangible assets (in thousands):

	Estimated	Weighted	Amortization
	fair value	average life	expense

Franchise agreements	$27,840	7	$3,977
Non compete agreements	2,880	2.5	1,152

	$30,720	6.6	$5,129

The pro forma adjustment includes the removal of other intangibles of $3,251 on the historical Choice balance sheet at December 31, 2010.

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
(expressed in thousands, except share and per share amounts)

We adjusted amortization expense to remove the $879 of amortization expense from the historical Choice statement of operations for the year ended September 30, 2010 and recorded the amount of $5,129 for amortization expense for the year ended December 31, 2010, related to the acquired intangibles as if the acquisition of Choice occurred on January 1, 2010. See pro forma adjustment (h).

(f)	Debt, including capital leases(in thousands)

Pro forma adjustments include (i) the payoff of $40,278 of the assumed Choice debt present at December 31, 2010, (ii) the capital leases entered into in connection with the acquisition of Choice, (iii) the revaluation of the remaining assumed debt to fair value, and (iv) the removal of unamortized debt financing costs of $1,491 included in other noncurrent assets on the unaudited condensed balance sheet of Choice at December 31, 2010.

Debt paid down	$(40,278)
Capital leases entered into in connection with the acquisition of Choice	3,995
Fair value adjustment for the remaining Choice debt	(181)

Total pro forma adjustments to debt, including capital leases	$(36,464)

In connection with the payoff of $40,278 of the assumed Choice debt present at December 31, 2010, the Company would have paid a prepayment penalty of $1,854. Total cash paid in connection with the retirement of the debt is:

Debt paid down in the acquisition of Choice	$40,278
Prepayment penalty	1,854

$42,132

See pro forma adjustment (h) below for interest expense and amortization related to debt discounts and debt financing costs.

(g)	Capital adjustments

We recorded the following adjustments to the equity accounts (in thousands):

Equity
Shares issued in connection with the private placement	$58,860

Elimination of historical equity accounts of Choice	(5,033)
Shares issued in connection with the acquisition of Choice	48,781

$43,748

SWISHER HYGIENE INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
(expressed in thousands, except share and per share amounts)

(h)	Depreciation and amortization

We recorded the following adjustments to depreciation and amortization (in thousands):

Adjustment for difference in amortization of acquired other intangibles acquired in the Choice acquisition ($5,129-$879). See pro forma adjustment(e)	$4,250
Adjustment for depreciation of property leased under capital leases. See pro forma adjustment(d)	313
Adjustment for difference in depreciation of fixed assets, other than capital leases, based on fair value. See pro forma adjustment(d)	71

$4,634

(i)	Interest expense

We recorded the following adjustments to interest expense (in thousands):

Elimination of interest expense for debt paid down. See pro forma adjustment(f)	$(1,630)
Interest expense related to capital lease obligations. See pro forma adjustment(f)	230
Elimination of interest expense for amortization of debt discounts and debt financing costs related to debt paid down. See pro forma adjustment(f)	(66)

$(1,466)

4.	Pro forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based on the weighted average number of the Company’s common shares outstanding at December 31, 2010 as adjusted for the following:

Basic and Diluted
Weighted-average common shares outstanding, as reported	66,956,371
Shares issued in connection with the acquisition of Choice	8,281,923
Shares issued in connection with the private placement	12,262,500

Weighted-average common shares outstanding, pro forma	87,500,794